Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

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(Form Type)

KIORA PHARMACEUTICALS, INC.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(2)(3)(4)	Other	210,000 (2)	$8.02 (3)	$1,684,200	$110.20 per $1,000,000	$185.60
	Total Offering Amounts					$1,684,200		$185.60
	Total Fee Offsets							$0.00
	Net Fee Due							$185.60

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock, $0.01 par value per share (the “Common Stock”), of Kiora Pharmaceuticals, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents (i) an increase of 10,000 shares of Common Stock available for issuance under the Registrant’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”) pursuant to stockholder approval obtained on July 10, 2018, and (ii) an increase of 200,000 shares of Common Stock available for issuance under the 2014 Plan pursuant to stockholder approval obtained on September 23, 2022.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $8.02, the average of the high and low prices of a share of Common Stock as reported on The Nasdaq Stock Market LLC on October 4, 2022.